UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2013

HD SUPPLY, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-159809	75-2007383
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S Employer Identification Number)

3100 Cumberland Boulevard Suite 1480, Atlanta, Georgia		30339
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (770) 852-9000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

7.50% Senior Notes due 2020

On February 1, 2013, HD Supply, Inc. (the “Company”), issued $1,275,000,000 aggregate principal amount of its 7.50% Senior Notes due 2020 (the “Notes”) under the Indenture, dated as of February 1, 2013 (the “Base Indenture”) as supplemented by the First Supplemental Indenture, dated as of February 1, 2013 (the “First Supplemental Indenture,” and, together with the Base Indenture, the “Indenture”), among the Company, certain subsidiaries of the Company as guarantors (the “Subsidiary Guarantors”) and Wells Fargo Bank, National Association as trustee. The Notes are entitled to the benefit of the Exchange and Registration Rights Agreement, dated February 1, 2013 (the “Registration Rights Agreement”), among the Company, the Subsidiary Guarantors and the initial purchasers named therein.

Ranking; Guarantees

The Notes are unsecured senior indebtedness of the Company and rank:

•	equal in right of payment with all of the Company’s existing and future senior indebtedness;

•	senior in right of payment to all of the Company’s existing and future subordinated indebtedness;

•

effectively subordinated to all of the Company’s existing and future secured indebtedness, including, without limitation, indebtedness under the Senior Credit Facilities, the Senior First Priority Notes and the Senior Second Priority Notes (in each case, as defined in the Indenture), to the extent of the value of the collateral securing such indebtedness; and

•

structurally subordinated to approximately $67 million of indebtedness and other liabilities of the Company’s non-guarantor subsidiaries, including all of the Company’s foreign subsidiaries, as of October 28, 2012.

The Notes are guaranteed, on a senior unsecured basis, by each of the Company’s direct and indirect domestic existing and future subsidiaries that is a wholly owned domestic subsidiary (other than certain excluded subsidiaries), and by each other domestic subsidiary that is a borrower under a senior ABL facility or that guarantees the Company’s obligations under any credit facility or capital markets securities. These guarantees are subject to release under customary circumstances. The guarantee of each Subsidiary Guarantor is a senior unsecured obligation of that Subsidiary Guarantor and ranks:

•	equal in right of payment with all existing and future senior indebtedness of that Subsidiary Guarantor;

•	senior in right of payment to all existing and future subordinated indebtedness of such Subsidiary Guarantor; and

•

effectively subordinated to all existing and future secured indebtedness of that Subsidiary Guarantor, including, without limitation, indebtedness under the Senior Credit Facilities, the Senior First Priority Notes and the Senior Second Priority Notes, to the extent of the value of the collateral owned by such Subsidiary Guarantor; and

•	structurally subordinated to all indebtedness and other liabilities of any non-guarantor subsidiary of that Subsidiary Guarantor.

Redemption

The Company may redeem the Notes, in whole or in part, at any time (1) prior to October 15, 2016, at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, plus the applicable make-whole premium set forth in the Indenture and (2) on and after October 15, 2016, at the applicable redemption price set forth below (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to the relevant redemption date, if redeemed during the 12-month period commencing on October 15 of the year set forth below.

Year	Percentage
2016	103.750%
2017	101.875%
2018 and thereafter	100.000%

In addition, at any time prior to October 15, 2015, the Company may redeem up to 35% of the aggregate principal amount of the Notes with the proceeds of certain equity offerings at a redemption price of 107.50% of the principal amount in respect of the Notes being redeemed, plus accrued and unpaid interest to the redemption date, provided, however, that if the Notes are redeemed, an aggregate principal amount of Notes equal to at least 50% of the original aggregate principal amount of Notes must remain outstanding immediately after each such redemption of Notes.

Offer to Repurchase

In the event of certain events that constitute a Change of Control (as defined in the Indenture), the Company must offer to repurchase all of the Notes (unless otherwise redeemed) at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date. If the Company sells assets under certain circumstances, the Company must use the proceeds to make an offer to purchase the Notes at a price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase.

Covenants

The Indenture contains covenants that, among other things, limit the ability of the Company and its restricted subsidiaries, as described in the Indenture, to: incur more indebtedness; pay dividends, redeem stock or make other distributions; make investments; create restrictions on the ability of the Company’s restricted subsidiaries to pay dividends to the Company or make other intercompany transfers; create liens securing indebtedness; transfer or sell assets; merge or consolidate; and enter into certain transactions with the Company’s affiliates. Most of these covenants will cease to apply for so long as the Notes have investment grade ratings from both Moody’s Investment Services, Inc. and Standard & Poor’s.

Events of Default

The Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and other monetary obligations on all the then outstanding Notes issued under the Indenture to be due and payable immediately.

Exchange and Registration Rights Agreement

The Notes and the guarantees have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Under the Registration Rights Agreement, the Company is obligated to file and use commercially reasonable efforts to cause to become effective a registration statement with respect to an offer to exchange (the “Exchange Offer”) the Notes for notes publicly registered with the Securities and Exchange Commission (the “SEC”) with substantially identical terms as the Notes within 270 days following the original issue date of the Notes. The Registration Rights Agreement provides that upon the occurrence of certain events, the Company will file with the SEC, and use its commercially reasonable efforts to cause to become effective, a shelf registration statement relating to resales of the Notes and to keep effective such shelf registration statement for a specific period of time. Pursuant to the Registration Rights Agreement, the Company is obligated to pay additional interest on the Notes in specified circumstances, including if the Exchange Offer has not been completed within 360 days following the original issue date of the Notes. The annual interest on the Notes as a result of the Company’s failure to satisfy certain of its registration obligations under the Registration Rights Agreement will increase by 0.25% per annum during the first 90-day period following the occurrence of such default and by an additional 0.25% per annum for each subsequent 90-day period during which the related registration default continues, up to a maximum additional interest rate of 0.50% per annum.

Item 1.02. Termination of a Material Definitive Agreement.

On February 1, 2013, the Company used the net proceeds of the offering of the Notes to refinance its outstanding 14.875% Senior Notes due 2020 (the “14.875% Notes”) issued pursuant to the Indenture, dated as of April 12, 2012 (the “14.875% Notes Indenture”), among the Company, the subsidiary guarantors party thereto and Wilmington Trust, National Association, as Trustee (in such capacity, the “14.875% Notes Trustee”). The 14.875% Notes were repurchased at a price equal to the principal amount of the 14.875% Notes repurchased, plus a make-whole premium (calculated pursuant to the formula set forth in the 14.875% Notes Indenture to a repurchase date of February 1, 2013), plus accrued and unpaid interest thereon through February 1, 2013.

Also on February 1, 2013, the 14.875% Trustee cancelled all of the outstanding 14.875% Notes and the Company requested that its obligations under the 14.875% Notes Indenture be discharged in accordance with the terms thereof.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning the Company’s direct financial obligations under the Indenture and Notes is hereby incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2013	HD Supply, Inc.

	By:	/s/ Ricardo Nunez
	Name:	Ricardo Nunez
	Title:	Senior Vice President, General Counsel and Corporate Secretary